UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

TRUNITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12555 Orange Drive

Davie, Florida 33330

(Address of principal executive offices, including zip code)

(866) 723-4114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Trunity Holdings,” “Trunity,” the “Company, ”us,” “our” or “we” are to Trunity Holdings, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2015, the Company entered into a Securities Exchange Agreement (the “Agreement”) with Newco4Pharmacy, LLC, a Georgia limited liability company (“N4P”). Pursuant to the terms of the Agreement, the Company acquired 100% of the membership interests of N4P in exchange for newly authorized preferred stock, which will be issued to the N4P members and be convertible into a number of shares of common stock of the Company equal to approximately 90% of the shares outstanding at the time (the “Acquisition”). Per the Agreement, the Company will acquire all of the assets, goodwill and the business plan of N4P, including a letter of intent for a potential acquisition.

N4P’s business plan contemplates a roll-up of businesses in the compounding pharmacy industry. The plan envisions multiple acquisitions of businesses who have traditionally operated locally, but who have specialty formulations that may have a larger market, nationally or internationally, with a significant sales and marketing presence. N4P also intends to seek compounding pharmacies that serve the veterinary markets, as well as for humans. To achieve its goals, it intends to acquire a number of pharmacies across the US with the eventual objective of establishing a national online pharmacy. The online pharmacy will be named, True Nature Pharmacy and will be a wholly owned subsidiary, which will sell the product mix nationally through online and mail order marketing distribution channels. Lastly, N4P intends to change the name of the Company to True Nature Holdings, Inc., but will maintain the current stock symbol, TNTY.

A condition of the closing of the Acquisition was conversion of at least 90% of the Company’s debts into equity at a price of $.03 per share. It has received commitments from a majority of the debt holders to complete this conversion, and is in the process of communicating with the remaining debt holders. After conversion of debts, there will be approximately 190 million shares outstanding, with the debt holders receiving around 70% of outstanding shares issued, and existing equity holders having around 30% shares outstanding. All of these shareholders will be subject to the effect of a planned restructuring of Trunity’s equity, to include a reverse split of the common stock in a range that is estimated to be approximately 19 to 1, such that when completed each holder of 19 shares will have one outstanding share and total shares outstanding for the Company will be approximately 12,000,000. As the restructuring plan is implemented over the next few weeks, details regarding the conversions will be communicated.

The foregoing description of the Agreement is qualified in its entirety by reference to the Securities Exchange Agreement attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Shortly after closing of the Acquisition, pursuant to the Agreement, the Company’s legacy business, which is currently held in a wholly owned subsidiary, will be spun out into a separate privately held company (“New Trunity”) owned by the legacy Trunity shareholders (including those who acquired shares by debt conversion) proportionate to their shares of Trunity (the “Spin Out”). The N4P holders will not participate in the ownership of the Spin Out and each shareholder of the Company on the effective date will receive one share of the Spin-Out, or a pro-rata percentage depending on the ultimate share structure adopted by the Spin-Out.

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Following the Acquisition, Nicole Fernandez-McGovern, the Company’s Chief Executive Officer will resign from her current position in order to allow the new owners, N4P, to manage the Company as they will retain the responsibility for paying certain of its debts. Ms. Fernandez-McGovern will remain as the Chief Executive Officer of the operating subsidiary that is intended to be spun out and any remaining debts of the operating subsidiary will be the responsibility of New Trunity following the Spin Out.

In conjunction with the Spin Out, the Company intends to a) reduce its shares outstanding through a reverse split of its common stock, estimated at 19 to one, depending on the amount of debt converted into stock, and b) increase its authorized shares to 500 million common, and 100 million shares of preferred, with the rights of the preferred stock to be established at the discretion of the Board of Directors. Upon completion, the Company intends to have approximately 12,000,000 shares outstanding, with N4P holders owning 10,000,000 upon conversion of the Preferred X issued to it in the acquisition, and the legacy shareholders (along with the converting debt holders) owning not less than 1,000,000, and as much as 1,750,000 common shares, with the final number to be determined based on the amount of debt converted. Final details will be published in subsequent Form 8k filings as these actions are completed.

The Board of Directors of the Company (the “Board”) believes the Acquisition and the Spin Out are in the best interest of the stockholders and the creditors of the Company. While considering the approval of the Acquisition and the Spin Out, the Board considered the following factors:

•

The Company currently had over $4 million in debt obligations, including accounts payable, debenture obligations and other commitments, many of which are, or soon will, be in default. As such, the Board considered the need to address the interests of these creditors and their ability to enforce rights that could result in material adverse consequences to the Company;

•

The Board, after making substantial efforts to raise capital over many months, was unable to find the funding needed to continue to operate the legacy Trunity business, and believed that no such funding could be secured until the Company substantially improved its balance sheet, primarily by a sizable reduction in its debt obligations;

•

The Board, after a review of the Company’s business plan and expenses, current and projected, concluded that operating the Company as a public company, with the associated accounting, legal and administrative expenses, would make it difficult to allow it to achieve profitably or repay its obligations to creditors;

•	The other financing options considered by the Board did not result in letters of intent or viable offers primarily because of the financial condition of the Company;
•

The N4P Acquisition and Spin Out plan was approved by the majority of the Company’s creditors and allows the stockholders of the Company the opportunity to continue to benefit from the legacy Trunity business activity as owners of the private entity while also participating in the value proposition associated with the N4P business plan and acquisition strategy that will hold the business going forward.

The Board considered these and other factors when considering the Transaction and the Spin Out. There can be no assurance that the Spin Out will be completed successfully, or that the legacy Trunity business will be more successful without the costs associated with being a public company. In addition, Newco4Pharmacy, LLC does not have an operating history, and there can be no assurance that it will be able to successfully implement its business plan, execute the planned acquisitions or operate profitably.

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Accounting Treatment of the Transaction

Notwithstanding the fact that the Company was the legal acquirer under the Transaction and remains the registrant for Securities and Exchange Commission ("SEC") reporting purposes, N4P is considered the accounting acquirer.  Thus, the Transaction will be accounted for in accordance with the acquisition method of accounting.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction was completed on December 9, 2015. No Company stockholder approval was required by Delaware law or other rules or regulations. The information set forth in Item 1.01 above is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Securities Exchange Agreement, the Company issued shares of Series X Preferred Stock to the Newco4Pharmacy, LLC unit holders. The offer and sale of the shares of Series X Preferred Stock in connection with the Securities Exchange Agreement were made in reliance on an exemption from registration under the Securities Act, pursuant to Section 4(2) thereof. The terms of the Series X Preferred Stock are set forth in Item 5.03 below.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Transaction, a change of control of the Company occurred, with Newco4Pharmacy acquiring shares that resulted in control of the Company by NewCo4Pharmacy members. As of December 10, 2015 and after giving effect to the Transaction, Newco4Pharmacy held approximately 90% of the outstanding voting rights of the Company’s capital stock, though this percentage may be reduced to 85% if all debt holders of the Company and its operating subsidiary were to convert into common stock at $.03 per share.

Item 5.02 Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Executive Officers

On December 9, 2015, Stephen Keaveney became the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer

Mr. Keaveney is a career executive working in entrepreneurial organizations experiencing high growth or change. From August 2014 to present, Mr. Keaveney was the Chief Financial Officer of Connectivity Wireless. From March 2013 to April 2014, Mr. Keaveney was CFO of Innotrac Corporation, a $125 million rapidly growing ecommerce fulfillment business (NASDAQ: INOC). While at Innotrac, Mr. Keaveney helped engineer the $114 million take private leveraged buy-out. Prior to that, from September 2010 to March 2013, Mr. Keaveney was the Chief Financial Officer of BeavEx, Inc., a $300 million Logistics business, with 5,000 drivers in 100 locations serving 47 states. While there, Mr. Keaveney led a restructuring of the business changing IT strategy, bonus structures, financial reporting and budgeting to increase EBITDA from $4M to $10M EBITDA. BeavEx achieved a successful exit for the founder selling to a private equity buyer. Mr. Keaveney secured $45M of debt financing and completed four acquisitions growing revenue by 50%.

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He began his career working in his family cable television business. He worked with Deloitte in NYC and earned a CPA and MBA. Spending 16 years of his career in Europe, Keaveney was one of the Founders of Cable Management Ireland (CMI). CMI rolled up 28 cable television businesses and exited through a successful trade sale to Liberty Media for $100 million after 10 years of building the business. CMI employed 150 people, was backed by Advent International.

Mr. Keaveney was a founder of eTel Group, a private equity backed rollup that acquired 13 telecom businesses in Eastern Europe and exited through a trade sale to Telecom Austria for $130 million. Mr. Keaveney managed the fundraising of $175 million of equity for Airtricity, a successful European renewable energy business, which exited through a trade sale to SSE and Eon for $4.2 Billion.

He resides in Atlanta and holds an MBA in Finance from Pepperdine University (1989), a BA in Accounting from Villanova University (1986) and is a Certified Public Accountant (CPA) in the State of Pennsylvania.

Consulting Agreement

On December 1, 2015, N4P entered into a consulting agreement with Stephen Keaveney to provide Chief Executive Officer services to N4P. The consulting agreement has a term of twelve months and provides for compensation of $10,000 per month. The Company has agreed to assume the obligations associated with this consulting agreement as compensation for Mr. Keaveney until such time as the new Board of Directors can consider a new agreement. The consulting agreement is attached hereto as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

(d) Board of Directors

Pursuant to the Securities Exchange Agreement, each of the following former members of the Board will continue to serve on the Board (in the now indicated classes of the Board):

Richard H. Davis, 58; and

Ivan Berkowitz, 68

Pursuant to the Securities Exchange Agreement and as a result of Board action on December 9, 2015, the following individuals were appointed to the Board:

Steven Keaveney, 51;

Jeff S. Cosman, 44; and

William L. Ross, Ph.D., 69

Messrs. Cosman and Ross will not receive compensation for their services on the Board of Directors at this time. Their biographies are set forth below.

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Jeff S. Cosman, Director

Mr. Cosman joined the Board on December 9, 2015. He has more than 10 years’ experience in the solid waste industry from local operations up to corporate accounting and finance.

From December 2010 to May 2015, Mr. Cosman was the Founder of Legacy Waste Solutions, LLC. From May 2014 to Present, Mr. Cosman is the CEO and Chairman of Meridian Waste Management, (Ticker: MRDN). Mr. Cosman has a history of entrepreneurial adventures starting with Market Street Capital, JC Waste Solutions, Legacy Waste Solutions and Dynamic Molecular Solutions. In 2010, Mr. Cosman began formally working on creating mobile apps with the development of cConnects.

Mr. Cosman holds a B.B.A. in Managerial Finance and Banking & Finance, as well as a Bachelors of Accountancy from the University of Mississippi. Mr. Cosman was drafted by the New York Mets and played professional baseball in the minor leagues from 1993-1996. From February 1997 to February 1999, Jeff Cosman played an active role in the consolidation efforts when Republic Services acquired 168 companies in 30 months, going from $500MM in Revenue to over $2.1BN.

William L. Ross, Ph.D.

Dr. Ross joined the Board on December 9, 2015. Dr. Ross currently serves as a Consultant to various client companies. He has served as an advisor to corporations with regard to staffing, conflict resolution and has provided training on corporate development. Over the last 40 years he ran a professional multidisciplinary mental health practice. He has been a licensed psychologist for the past 35 years, including service with the US Health Service, and the Department of Defense, providing consulting services to soldiers and their families as a Military Family Life Consultant from 2008 to 2012. He has authored numerous online courses related to Social and Emotional Learning (SEL), and has advised investors, including both publicly traded and not-for-profit entities, on potential acquisitions and mergers. He completed a bachelor’s degree in psychology from Miami University of Ohio in 1967; he received a master’s degree in psychology from Howard University in 1969, and a PhD in psychology in 1977.

Item 5.03 Amendment to Articles of Incorporation.

Certificate of Designation - Series X Preferred Stock

On December 10, 2015, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series X Preferred Stock designating 1,000 shares of Series X Preferred Stock.

Rank. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, the Series X Preferred Stock ranks pari passu with the Company’s Common Stock.

Dividends. The Company may not declare, pay, or set aside for payment any dividend payable in cash, property, or evidences of indebtedness, on shares of common stock unless and until the Company shall have declared and paid a dividend on the Series X Preferred Stock in an amount at least equal to an amount at least equal to the product of (A) the amount proposed to be paid in common stock, multiplied by (B) the Series X Preferred Stock conversion rate.

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Voting Rights. Except for certain matters delineated in the Certificate of Designation, Holders of Series X Preferred Stock shall vote together with holders of common stock as a single class on all matters submitted for consideration by holders of voting securities. Each share of Series X Preferred Stock shall entitle the holder thereof to a number of votes equal to the conversion rate, rounded to the next highest share. The conversion rate will allow the Series X Preferred Stock holders to control approximately 90% of the vote of the Company.

It is expected that all of the Series X Preferred Stockholders will convert their shares into common stock upon the filing of an Amended Certificate of Incorporation which will, among other things, increase the number of authorized shares of the Company to permit the conversion. The Company believes this will occur prior to December 31, 2015. The foregoing description of the Series X Preferred Stock is qualified in its entirety by reference to the Series X Certificate of Designation attached hereto as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 14, 2015 the Company issued a press release outlining the actions taken to restructure the Company, generally as described in this filing. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed herewith. To the extent such information is required by this Item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) The following exhibits are filed with this report:

Exhibit Number                                           Description

3.1	Certificate of Designation

10.1	Securities Exchange Agreement, dated December 9, 2015, between the Company and members of Newco4Pharmacy, LLC.

10.2	Consulting Agreement, dated December 1, 2015, between Newco4Pharmacy, LLC and Steven Keaveney.

99.1	Press Release of Trunity Holding, Inc., dated December 15, 2015
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.

Date: December 15, 2015	By:	/s/ Stephen Keaveney
Stephen Keaveney Chief Executive Officer & Chief Financial Officer